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                                                                  EXHIBIT 3.1.2


                             ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        SUMMIT BROKERAGE SERVICES, INC.

                            (A FLORIDA CORPORATION)

         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Corporation adopts the following articles of amendment to its Amended and Restated Articles of Incorporation:

         1.       The name of the Corporation is SUMMIT BROKERAGE SERVICES,
INC.

         2        The introductory paragraph of Section D of Article V of the
Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                  "...Of the 5,000,000 shares of Preferred Stock authorized for issuance, 150,000 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock authorized hereunder, and the qualifications, limitations and restrictions of such preferences and rights, are as follows:..."

         3. The foregoing amendment to the Articles of Incorporation of the Corporation was adopted and approved by written action in lieu of a meeting of the Corporation's Board of Directors, effective as of March 22, 2002. Shareholder approval was not required pursuant to Section 607.0631 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed this 22nd day of March, 2002.


                                    SUMMIT BROKERAGE SERVICES, INC.

                                    By: /s/ Richard Parker
                                       ----------------------------------------
                                       Richard Parker, Chairman and
                                       Chief Executive Officer